EXHIBIT 10(b)(iii)
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                               AMENDMENT NO. 2

                                      TO

                         TI DEFERRED COMPENSATION PLAN


	TEXAS INSTRUMENTS INCORPORATED, a Delaware Corporation with its principal offices in Dallas, Texas (hereafter "TI") hereby amends the TI Deferred Compensation Plan (hereafter the "Plan") established by the Company as of October 19, 1994 in the respects set forth below:

1. A new second paragraph reading as follows is hereby added to the Plan immediately following the initial paragraph thereof:

    As of the Closing Date, as defined in the Asset Purchase Agreement dated January 4, 1997 between TI and Raytheon Company, all obligations of TI under this Plan with respect to the Participants who consent to this Amendment, as well as all Participants who are "Former Defense Employees" within the meaning of such Agreement, will be assumed by Raytheon Company as described in such Agreement, and the Plan will thereafter be interpreted as to such Participants by substituting, where appropriate, references to Raytheon Company or its affiliate or successor for references to TI. Nothing herein shall permit the Participants described in the foregoing sentence to file any Deferred Compensation Agreement after the Closing Date.

2.  Section 1-11 of the Plan hereby is amended so as to read as follows:

    Sec. 1-11. Retirement. "Retirement" means the Termination of Employment of a Participant because of the Participant's retirement pursuant to the terms of any pension or retirement plan maintained by TI or a subsidiary of TI, or the Participant's Termination of Employment with TI and all subsidiaries of TI due to the Participant's disability as determined by the Plan Administrator in its sole discretion. Notwithstanding the foregoing, for a Participant who becomes an employee of Raytheon Company or any subsidiary or parent of such corporation or any successor or survivor of such corporation in a merger or other reorganization (collectively "Raytheon" hereafter) as a result of the sale of TI's defense business to Raytheon pursuant to the Asset Purchase Agreement dated January 4, 1997 between TI and Raytheon, "Retirement" for purposes of Section 3-4 and Section 3-5 of this Plan means a Termination of Employment because of the Participant's retirement pursuant to the terms of any pension or retirement plan maintained by Raytheon, or the Participant's



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Termination of Employment with Raytheon due to the Participant's disability as determined by the Plan Administrator in its sole discretion; provided, however, that the provisions of this sentence shall apply only to such Participants who consent to this Amendment on or before March 14, 1997 or such other date as may be determined by the Plan Administrator.

3.  Section 1-12 of the Plan hereby is amended so as to read as follows:

    Sec. 1-12. Termination of Employment. "Termination of Employment" means the complete cessation of the employer-employee relationship between a Participant and TI and all subsidiaries of TI, including a leave of absence from which the Plan Administrator, in its sole discretion, determines that the Participant is not expected to return. Notwithstanding the foregoing, for a Participant who becomes an employee of Raytheon as a result of the sale of TI's defense business to Raytheon pursuant to the Asset Purchase Agreement dated January 4, 1997 between TI and Raytheon, "Termination of Employment" for purposes of Section 3-4 and Section 3-5 of this Plan means complete cessation of the employee-employer relationship between the Participant and Raytheon, including a leave of absence in which the Plan Administrator, in its sole discretion, determines that the Participant is not expected to return; provided, however, that the provisions of this sentence shall apply only to such Participants who consent to this Amendment on or before March 14, 1997 or such other date as may be determined by the Plan Administrator.

This Amendment shall be effective as of January 16, 1997.

EXECUTED as of the 16th day of January, 1997.

                               						TEXAS INSTRUMENTS INCORPORATED

                                     BY:/s/  RICHARD J. AGNICH

















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